Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $2.37 for the Fiscal Quarter Ended June 30, 2012

OMAHA, Neb.--(BUSINESS WIRE)--July 19, 2012--AMCON Distributing Company (“AMCON”) (NYSE AMEX:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $2.37 on net income available to common stockholders of $1.8 million for the fiscal quarter ended June 30, 2012.

“We are systematically implementing our strategic plan to grow within our existing service territory and to expand it. The wholesale and retail operating environment is highly competitive; however, we believe our focus on customer service positively differentiates our company from the competition. In addition to internal growth, we are actively reviewing acquisition opportunities in both our business segments,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. “We pay careful attention to our balance sheet and the return on capital we employ. We believe this disciplined approach enables us to develop shareholder value over the long term and carefully manage risk,” noted Mr. Atayan.

Each of AMCON’s business segments reported solid quarters. The wholesale distribution segment reported revenues of $297.6 million and operating income before depreciation and amortization of $4.5 million for the third fiscal quarter of 2012. The retail health food segment reported revenues of $9.5 million and operating income before depreciation and amortization of $0.9 million for the same period.

“We offer our customers a compelling price/value relationship. Our continued emphasis on developing dynamic programs to increase our customers’ profitably and facilitate their growth has served us well in this difficult environment. In particular, we see considerable opportunities in foodservice and continue to expand the breadth of those offerings,” said Kathleen Evans, President of AMCON’s wholesale distribution segment.

“We are actively seeking new store locations in markets that have the demographics suited to our business model. The overall demand for natural products and supplements continues to expand which is driving expansion by our competitors as well. Our business approach, which emphasizes high levels of customer support and education has enabled us to maintain a leadership position in the markets we serve,” said Eric Hinkefent, President of AMCON’s retail health food segment.

“We were able to utilize our balance sheet to implement attractive merchant opportunities this quarter. At June 30, 2012, stockholders’ equity was $45.9 million and consolidated debt was $36.6 million,” said Andrew Plummer, AMCON’s Chief Financial Officer. “We continue to make significant investments in information technology for both internal and customer use, and will continue to do so for the foreseeable future. We believe these investments further enhance our customer service,” added Mr. Plummer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Arkansas, Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates fourteen (14) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
June 30, 2012 and September 30, 2011

	June	September
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash	$568,960	$1,389,665
Accounts receivable, less allowance for doubtful accounts of $1.2 million at
both June 2012 and September 2011	34,032,935	32,963,693
Inventories, net	49,381,171	38,447,982
Deferred income taxes	1,784,114	1,707,889
Prepaid and other current assets	4,976,295	6,073,536
Total current assets	90,743,475	80,582,765

Property and equipment, net	13,128,075	13,713,238
Goodwill	6,349,827	6,349,827
Other intangible assets, net	5,277,225	5,550,978
Other assets	1,289,963	1,238,825
	$116,788,565	$107,435,633
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,060,295	$18,439,446
Accrued expenses	6,660,965	7,153,672
Accrued wages, salaries and bonuses	2,979,030	2,460,558
Income taxes payable	303,998	2,100,180
Current maturities of long-term debt	1,185,647	1,384,625
Total current liabilities	27,189,935	31,538,481

Credit facility	30,080,482	20,771,613
Deferred income taxes	3,842,164	2,743,238
Long-term debt, less current maturities	5,374,586	6,194,195
Other long-term liabilities	338,197	429,513
Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million
at both June 2012 and September 2011	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, 62,000 shares outstanding and a total liquidation preference
of $1.6 million at both June 2012 and September 2011	1,550,000	1,550,000

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 162,000 shares
outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 608,271 shares
outstanding at June 2012 and 609,320 shares outstanding at September 2011	6,252	6,093
Additional paid-in capital	10,910,595	9,981,055
Retained earnings	35,914,354	31,721,445
Treasury stock, 17,000 shares at cost	(918,000)	—
Total shareholders’ equity	45,913,201	41,708,593
	$116,788,565	$107,435,633

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and nine months ended June 30, 2012 and 2011

	For the three months		For the nine months
	ended June		ended June
	2012	2011	2012	2011
Sales (including excise taxes of $96.1 million and $85.9
million, and $272.7 million and $238.1 million, respectively)	$307,112,774	$263,828,199	$866,505,090	$725,388,399
Cost of sales	287,211,769	245,610,146	808,750,009	673,193,512
Gross profit	19,901,005	18,218,053	57,755,081	52,194,887
Selling, general and administrative expenses	15,845,201	13,781,556	47,096,958	40,378,569
Depreciation and amortization	552,888	519,099	1,780,309	1,523,815
	16,398,089	14,300,655	48,877,267	41,902,384
Operating income	3,502,916	3,917,398	8,877,814	10,292,503

Other expense (income):
Interest expense	361,756	372,525	1,105,707	1,020,980
Other (income), net	(47,841)	(73,878)	(292,979)	(141,970)
	313,915	298,647	812,728	879,010
Income from operations before income tax	3,189,001	3,618,751	8,065,086	9,413,493
Income tax expense	1,343,000	1,791,000	3,316,000	4,169,000
Net income	1,846,001	1,827,751	4,749,086	5,244,493
Preferred stock dividend requirements	(66,907)	(70,649)	(201,454)	(218,755)
Net income available to common shareholders	$1,779,094	$1,757,102	$4,547,632	$5,025,738

Basic earnings per share available to common shareholders:	$2.92	$2.93	$7.38	$8.53
Diluted earnings per share available to common shareholders:	$2.37	$2.36	$6.06	$6.81

Basic weighted average shares outstanding	608,271	599,281	615,913	589,084
Diluted weighted average shares outstanding	779,106	775,416	783,987	769,870

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the nine months ended June 30, 2012 and 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,749,086	$5,244,493
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	1,496,868	1,268,397
Amortization	283,441	255,418
Gain on sale of property and equipment	(28,606)	(37,177)
Equity-based compensation	930,593	1,740,969
Net excess tax benefit on equity-based awards	—	(125,904)
Deferred income taxes	1,022,701	1,521,683
Provision (recoveries) for losses on doubtful accounts	75,757	(768,000)
Provision for losses on inventory obsolescence	98,789	104,871
Other	(6,034)	(6,033)

Changes in assets and liabilities:
Accounts receivable	(1,144,999)	3,044,399
Inventories	(11,031,978)	(20,191,024)
Prepaid and other current assets	1,097,241	(3,444,459)
Other assets	(51,138)	(186,546)
Accounts payable	(2,396,748)	2,598,310
Accrued expenses and accrued wages, salaries and bonuses	(19,827)	(824,500)
Income tax payable	(1,796,182)	(1,729,818)
Net cash flows from operating activities	(6,721,036)	(11,534,921)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(914,486)	(1,641,035)
Proceeds from sales of property and equipment	48,984	64,375
Acquisition	—	(13,368,057)
Net cash flows from investing activities	(865,502)	(14.944,717)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on bank credit agreements	9,308,869	28,533,322
Principal payments on long-term debt	(1,018,587)	(684,108)
Repurchase of common stock	(918,000)	—
Net excess tax benefit on equity-based awards	—	125,904
Dividends paid on convertible preferred stock	(201,454)	(218,755)
Dividends on common stock	(354,723)	(325,377)
Proceeds from exercise of stock options	1,180	22,391
Withholdings on the exercise of equity-based awards	(51,452)	—
Net cash flows from financing activities	6,765,833	27,453,377

Net change in cash	(820,705)	973,739
Cash, beginning of period	1,389,665	356,735
Cash, end of period	$568,960	$1,330,474

	2012	2011
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,094,086	$994,280
Cash paid during the period for income taxes	4,089,482	4,377,134

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	28,282	33,233
Issuance of common stock in connection with the vesting and exercise of equity based awards	950,562	—
Conversion by holders of Series B Convertible Preferred Stock to common stock	—	450,000

Business acquisition
Accounts receivable	—	8,881,428
Inventory	—	4,571,629
Property and equipment	—	1,795,859
Prepaid assets	—	35,000
Fair value of non-competition agreement	—	500,000
Customer relationships intangible assets	—	500,000
Goodwill	—	200,659
Accrued expenses	—	(120,000)
Note payable	—	(2,552,090)
Amount due under non-competition agreement	—	(444,428)

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727